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                                                                   EXHIBIT 10.24

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF UNLESS SO REGISTERED OR AN EXEMPTION FROM REGISTRATION UNDER SAID ACT AND LAWS IS AVAILABLE.

                            WEIGHTWATCHERS.COM, INC.

                        SECOND AMENDED AND RESTATED NOTE

$34,500,000                                                      OCTOBER 1, 2000

      FOR VALUE RECEIVED, the undersigned, WEIGHTWATCHERS.COM, INC., a Delaware corporation (the "Company"), promises to pay to the order of WEIGHT WATCHERS INTERNATIONAL, INC., a Virginia corporation (the "Holder"), in six (6) equal semi-annual installments on March 31 and September 30 of each year, commencing on March 31, 2004 and ending September 30, 2006 (the "Maturity Date"), the principal amount of (a) THIRTY FOUR MILLION FIVE HUNDRED THOUSAND DOLLARS ($34,500,000), or, if less, (b) the aggregate unpaid principal amount as of March 30, 2004 of all loans made by the Holder to the Company pursuant to this second amended and restated promissory note (this "Note").

      Until July 31, 2003, the Holder agrees, at any time or from time to time, to loan the Company up to an aggregate principal amount of $ 34,500,000 (the "Commitment") within five business days of its receipt of a written request therefor. This Note amends and restates as of the date hereof an existing amended and restated promissory note dated October 1, 2000 between the Company and the Holder (the "Old Note") in the aggregate principal amount of $28,500,000, which included the outstanding principal amount plus accrued interest on a pre-existing promissory note dated November 24, 1999 for $10,000,000 between the Company and the Holder (the "Prior Note"). As of October 1, 2000, the principal amount plus accrued interest of the Prior Note was rolled over and subsumed into the Old Note and the Prior Note was thereby cancelled. All loans made under this Note shall be in an amount equal to $100,000 or an integral multiple thereof. The unpaid principal amount of this Note from borrowings made under this Note from and including the Issuance Date through September 10, 2001 shall bear interest beginning January 1, 2002 at a rate of 13% per annum, and such interest shall be due and payable semi-annually in arrears on March 31 and September 30 of each year, commencing on March 31, 2002. The unpaid principal amount of this Note from borrowings made under this Note after September 10, 2001 shall bear interest at a rate of 13% per annum, and such interest shall be due and payable semi-annually in arrears on March 31 and September 30 of each year, commencing on March 31, 2002. Interest will be computed on the basis of a 365-day year and the actual number of days elapsed including the first day but excluding the payment date. All payments of principal of and interest on this Note shall be payable in lawful currency of the United States of America. All such payments shall be made by the Company to an account established by the Holder and notified to the Company and shall be recorded on the books and records of the Company and the Holder.


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      The Company agrees to pay to the Holder a commitment fee for the period from and including January 1, 2002 to July 31, 2003, computed at a rate of 0.50% per annum on the average daily unused portion of the Commitment payable semi-annually in arrears on March 31 and September 30 of each year, commencing March 31, 2002.

      If any payment on this Note becomes due and payable on a day other than a day on which commercial banks in New York City are open for the transaction of normal business (a "Business Day"), the maturity thereof shall be extended to the next succeeding Business Day and, with respect to any payment of principal, interest or commitment fees thereon, shall be payable at the then applicable rate during such extension.

      The Holder is authorized to endorse on Schedule A attached hereto and made a part hereof, the amount of each loan made pursuant to this Note (including the outstanding principal and interest on the Prior Note) and the date and amount of each payment or prepayment of principal thereof. Each such endorsement shall constitute PRIMA FACIE evidence of the accuracy of the information endorsed.

      In addition to, but not in limitation of, the foregoing, the Company further agrees to pay all expenses, including (i) the making of any loans under this Note and (ii) reasonable attorneys' fees and legal expenses, incurred by the Holder in connection with endeavoring to collect any amounts payable hereunder which are not paid when due.

      1. PAYMENT PROVISIONS.

            1.1 PAYMENTS ON THIS NOTE. The Company shall make payments of principal of, interest on and the commitment fees with respect to this Note when due.

            1.2 OPTIONAL REDEMPTION. This Note may be redeemed at the option of the Company, at any time or from time to time, in whole or in part, without premium or penalty, at par plus accrued and unpaid interest, plus any accrued and unpaid commitment fees.

            1.3 CHANGE OF CONTROL. Upon a Change of Control, the Holder shall have the right to require the Company to repurchase this Note at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest plus any accrued and unpaid commitment fee to the date of purchase.


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      2. DEFAULT. The entire unpaid principal of this Note, together with all accrued and unpaid interest and any accrued and unpaid commitment fees shall become and be immediately due and payable upon written demand of the Holder (or in the case of an event specified in Sections 2(g) or (h), automatically without notice), without any other notice or demand of any kind or any presentment or protest, if any one of the following events (an "Event of Default") shall occur and be continuing at the time of such demand, whether voluntarily or involuntarily, or, without limitation, occurring or brought about by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any governmental body:

                  a. The Company defaults in any payment of interest or any commitment fee on this Note when the same becomes due and payable, and such default continues for a period of 30 days;

                  b. The Company (i) defaults in the payment of the principal of this Note when the same becomes due and payable at its Stated Maturity or pursuant to the provision of
                        Section 1.3, (ii) defaults in the payment of the principal of this Note when the same becomes due and payable upon redemption, upon declaration or otherwise, or (iii) fails to redeem or purchase the Note when required pursuant to this Note;

                  c.    The Company fails to comply with Section 3.8;

                  d. The Company or any of its Subsidiaries fail to comply with any other provision of Section 3, and such failure continues for 30 days after the notice specified below;

                  e. The Company or any of its Subsidiaries fail to comply with any of its agreements in this Note (other than those referred to in (a), (b), (c) or (d) above) and such failure continues for 60 days after the notice specified below;

                  f. Indebtedness of the Company or any of its Subsidiaries is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated at any time exceeds $1,000,000;

                  g. The Company or any of its Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

                        1.    commences a voluntary case;

                        2. consents to the entry of an order for relief against it in an involuntary case;


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                        3.    consents to the appointment of a custodian of it
                              or for any substantial part of its property; or

                        4. makes a general assignment for the benefit of its creditors;

                              or  takes  any   comparable   action  under  any
                              foreign laws relating to insolvency;

                  h. A court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                        1. is for relief against the Company or any of its Subsidiaries in an involuntary case;

                        2. appoints a custodian of the Company or any of its Subsidiaries or for any substantial part of its property; or

                        3. orders the winding up or liquidation of the Company or any of its Subsidiaries;

                        or any similar relief is granted under any foreign laws and the order, decree or relief remains unstayed and in effect for 60 consecutive days;

                  i. Any judgment or decree for the payment of money in excess of $1,000,000 is rendered against the Company or any of its Subsidiaries (other than a judgment or decree in a claim brought by any Person arising out of, or relating to, the Company's or any of its Subsidiaries'
                        (A) use of the Weight Watchers trademarks, service marks, trade names, brand names, copyrights, program information, terminology or materials, and/or other intellectual property as provided in any license agreement between the Company (or any of its Subsidiaries) and the Holder, or (B) provision of services pursuant to any service agreement between the Company (or any of its Subsidiaries) and the Holder) and is not discharged and either (1) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (2) there is a period of 60 days following such judgment during which such judgment or decree is not discharged, waived or the execution thereof stayed; or

            A Default under Sections 2(d) or (e) is not an Event of Default until the Holder notifies the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice.


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      3. COVENANTS.

            3.1 LIMITATION ON INDEBTEDNESS.

                  a. The Company and its Subsidiaries shall not Incur any Indebtedness which will result in the total Indebtedness of the Company and its Subsidiaries exceeding $44,000,000 (including the amount of any principal and interest outstanding on this Note) at any time that there is any principal or interest outstanding on this Note. Notwithstanding the foregoing, for purposes of determining the total Indebtedness Incurred by the Company and its Subsidiaries at any time, any Indebtedness between the Company and any of its Subsidiaries, or between any of the Company's Subsidiaries, shall be excluded.

                  b. This Note shall be senior and have a first priority over all other Indebtedness of the Company.

            3.2 LIMITATION ON LIENS. The Company shall not, directly or indirectly create, incur, assume or suffer to exist any Lien that secures obligations on any asset or property of the Company and any of its Subsidiaries or any income or profits therefrom, or assign or convey any right to receive income therefrom except for (A) (i) Liens incurred in the ordinary course of business for sums not overdue for a period of more than thirty (30) days (other than Liens consented in writing by Holder), (ii) Liens incurred in the ordinary course of business to finance the purchase, lease or improvement of property (real or personal) or equipment, or (iii) Liens incurred with respect to this Note or any Guarantee issued by the Holder or any Subsidiary of the Holder, or
(B) the amount of such Lien or Liens do not result in the total Indebtedness of the Company exceeding $44,000,000 as hereinbefore provided.

            3.3 LIMITATION ON DISTRIBUTIONS AND REDEMPTIONS.

                  a. The Company or any Subsidiary shall not, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company) or similar payment to the direct or indirect holders of its Capital Stock except (1) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock and (2) dividends or distributions payable solely to the Company or a Wholly Owned Subsidiary, (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any Wholly Owned Subsidiary held by Persons other than the Company, (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payments any Indebtedness (other than Indebtedness represented by this Note and Indebtedness


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                        between the Company and any of its Subsidiaries, or
                        between Subsidiaries of the Company) or (iv) make any Investment in any Person other than a Permitted Investment.

                  b.    The provisions of Section 3.3(a) shall not prohibit:

                        The repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company held by any director, officer or employee of the Company or any Subsidiary of the Company upon such director ceasing to be a director or upon the termination of such officer's or employee's employment with the Company or any Subsidiary of the Company; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $1,000,000 in any twelve-month period.

            3.4 LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM SUBSIDIARIES. The Company shall not, and shall not permit any Subsidiary to, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligation owed to the Company or any of its Subsidiaries, (ii) make any loans or advances to the Company or any of its Subsidiaries, or (iii) transfer any of its property or assets to the Company or any of its Subsidiaries.

            3.5 LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK. The Company shall not, and shall not permit any Subsidiary to, make any Asset Disposition in excess of $10,000 unless (a) the Company or such Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the Board of Directors (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition, (b) at least 85% of the consideration thereof received by the Company or such Subsidiary is in the form of cash or cash equivalents, and (c) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Subsidiary, as the case may be) to invest in Additional Assets within 120 days of receipt thereof. On the 121st day after an Asset Disposition or on such earlier date as the Board of Directors shall determine not to apply 100% of the Net Available Cash as set forth in the preceding sentence, the Company shall redeem this Note, in whole or in part, at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest with the aggregate amount of Net Available Cash which has not been applied in accordance with the preceding sentence.

            3.6 LIMITATION ON TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES.

                  a. The Company shall not, and shall not permit any Subsidiary of the Company to, directly or indirectly, enter into or conduct any transaction or related series of transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless the terms of such transaction are no less


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                        favorable to the Company or such Subsidiary, as the case
                        may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate.

                  b. The foregoing shall not prohibit (1) any transaction between the Company or any of its Subsidiaries, on the one hand, and any Permitted Holder, on the other hand,
                        (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors, (3) loans or advances to employees in the ordinary course of business, or (4) any transaction between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries.

            3.7 SALE OF SUBSIDIARY CAPITAL STOCK. The Company (a) will not, and will not permit any Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Subsidiary to any Person (other than the Company or a Wholly Owned Subsidiary) and (b) will not permit any Subsidiary to issue any of its Capital Stock (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Subsidiary.

            3.8 MERGER, CONSOLIDATION OR SALE OF ASSETS. The Company shall not consolidate with or merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all its assets to, any Person (in one transaction or a series of related transactions), or permit any Person to merge with or into the Company and the Company will not permit any of its Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company or the Company and its Subsidiaries, taken as a whole, to any other Person or Persons without the express written permission of the Holder, unless the principal amount of the Note and any outstanding interest or commitment fee is paid in full prior to the completion of any such transaction. In granting any such written permission the Holder at a minimum will require the following:

                  1. the resulting, surviving or transferee Person (the "Successor Company") shall be a corporation organized and existing under the laws of the United States of America or any state thereof and the Successor Company (if not the Company) shall expressly assume all the obligations of the Company under this Note;

                  2. immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been incurred by the Successor Company or


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                        such Subsidiary at the time of such transaction), no
                        Default or Event of Default shall have occurred and be continuing;

                  3. immediately after giving effect to such transaction on a pro forma basis, the Successor Company shall have a Consolidated Net Worth equal to or greater than an amount which is not less than the Consolidated Net Worth of the Company prior to such transaction; and

                  4. the Company shall have delivered to the Holder an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer complies with the terms of this Note and the Successor Company shall have delivered to the Holder an Officer's Certificate and an Opinion of Counsel, each stating that the assumption of the Note has been duly approved and authorized by the Board of Directors or Shareholders of such Successor Company as may be required by the Holder.

            3.9 PERIODIC REPORTS. The Company shall provide the Holder with three quarterly unaudited financial statements (within forty-five (45) days of each quarter end) and audited annual reports containing all financial information reasonably requested by Holder (within ninety (90) days of each year end) including, without limitation, income statement, balance sheet, and cash flows prepared in accordance with GAAP. Notwithstanding the foregoing, audited annual reports with respect to calendar years 1999 and 2000 shall be provided by the Company no later than May 31, 2001.

            3.10 CORPORATE EXISTENCE. The Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership, limited liability or other existence of each of its Subsidiaries in accordance with the respective organizational documents (as the same may be amended from time to time) of each Subsidiary and the rights (charter and statutory) of the Company and each of its Subsidiaries; provided, however, that the Company shall not be required to preserve any such existence or right if such existence or right involves a Wholly Owned Subsidiary.

            3.11 PAYMENT OF TAXES AND OTHER CLAIMS. The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon it or any of its Subsidiaries or upon the income, profits or property of it or any of its Subsidiaries and (b) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material Lien upon or a material liability affecting the property of it or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate provision has been made.

            3.12 MAINTENANCE OF PROPERTIES AND INSURANCE.


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            (a) The Company shall cause all material properties owned by or leased by it or any of its Subsidiaries useful and necessary to the conduct of its business or the business of any of its Subsidiaries to be improved or maintained and kept in normal condition, repair and working order and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 3.12 shall prevent the Company or any of its Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors or of the board of directors of any Subsidiary of the Company concerned, or of an officer (or other agent employed by the Company or of any of its Subsidiaries) of the Company or any of its Subsidiaries having managerial responsibility for any such property, desirable in the conduct of the business of the Company or any Subsidiary of the Company, and if such discontinuance or disposal is not adverse in any material respect to the Holder.

            (b) To the extent available at commercially reasonable rates, the Company shall maintain, and shall cause its Subsidiaries to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are customarily carried by similar businesses, of similar size.

            3.13 COMPLIANCE CERTIFICATE; NOTICE OF DEFAULT. The Company shall deliver to the Holder, within 90 days after the close of each quarter, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether it has kept, observed, performed and fulfilled, and has caused each of its Subsidiaries to keep, observe, perform and fulfill its obligations under this Note and further stating, as to each such officer signing such certificate, that, to the best of his knowledge, the Company during such preceding fiscal year has kept, observed, performed and fulfilled, and has caused each of its Subsidiaries to keep, observe, perform and fulfill each and every such covenant contained in this Note and no Default occurred during such year and at the date of such certificate there is no Default which has occurred and is continuing or, if such signers do know of such Default, the certificate shall describe its status, with particularity and that, to the best of his or her knowledge, no event has occurred and remains by reason of which payments on the account of the principal of or interest on or commitment fee with respect to this Note is prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto. The Officers' Certificate shall also notify the Holder should the Company elect to change the manner in which it fixes its fiscal year end. The Company shall notify the Holder of any default or defaults in the performance of any covenants or agreements under this Note within five Business Days of becoming aware of any such default.

            3.14 COMPLIANCE WITH LAWS. The Company shall comply, and shall cause its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders of the relevant jurisdiction in which they are incorporated and/or in which they carry on business, all political subdivisions thereof, and of any relevant governmental regulatory authority, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for


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such noncompliances as would not in the aggregate have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

            3.15 WAIVER OF STAY, EXTENSION OR USURY LAWS. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of and/or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such power as though no such law had been enacted.

            3.16 CONDUCT OF BUSINESS. The Company shall not, and shall not permit any Subsidiary to, engage in any business, other than a Related Business.

            3.17 FUTURE SUBSIDIARIES. Unless otherwise agreed to in writing by Holder, after the Issuance Date, the Company will cause each Subsidiary created or acquired by the Company and each of its Subsidiaries to execute and deliver to the Holder a supplement to this Note (which shall also be executed and delivered by the Company) pursuant to which such Subsidiary will become a party to this Note and thereby be obligated, on a joint and several basis, to make full and prompt payment of the principal of, premium, if any, and interest on this Note.

            3.18 JURISDICTION OF INCORPORATION. The Company shall not change its jurisdiction of incorporation or the jurisdiction of its tax residency to a jurisdiction other than the United States of America or any state thereof.

      4. CERTAIN DEFINITIONS. For purposes of this Note, unless otherwise specifically indicated herein, the term "consolidated" with respect to any Person refers to such Person consolidated with its Subsidiaries. In addition, for purposes of the following definitions and this Note generally, all calculations and determinations shall be made in accordance with GAAP and shall be based upon the consolidated financial statements of the Company and its Subsidiaries prepared in accordance with GAAP. As used in this Note, the following terms shall have the following meanings:

            "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) in a Related Business; (ii) the Capital Stock of a Person that becomes a Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Subsidiary of the Company; or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Subsidiary of the Company; PROVIDED, HOWEVER, that, in the case of clauses
(ii) and (iii), such Subsidiary is primarily engaged in a Related Business.

            "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly,


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whether through the ownership of voting securities, by contract or otherwise;
and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) of shares of Capital Stock of a Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Subsidiary to the Company or by the Company or a Subsidiary to a Wholly Owned Subsidiary, (ii) a disposition of inventory in the ordinary course of business, (iii) the sale of Temporary Cash Investments in the ordinary course of business, and (iv) a disposition of obsolete equipment or property, or equipment or property that is no longer useful in the business of the Company and its Subsidiaries and that is disposed of in the ordinary course of business.

            "Attributable Indebtedness" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by this Note, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

            "Bankruptcy Law" means Title 11, United States Code, or any similar U.S. Federal and state laws relating to bankruptcy, insolvency, winding up, administration, receivership and other similar matters.

            "Board of Directors" means the Board of Directors of the Company.

            "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including, without limitation, any Preferred Stock and if such Person is a partnership, partnership interests, but excluding any debt securities convertible into such equity.

            "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease.

            "Change of Control" means the occurrence of any of the following events:

            (i) any Person (other than a Permitted Holder) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), except that such Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of more than 35% of the total voting power of the Voting Stock of the Company;

            (ii) the first day within any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors or the board of directors of the Company (together with any new directors whose election by such board of directors or whose nomination for election by the shareholders of the Company or the Company was approved by a majority of the directors of the Company, then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than by voluntary resignation, death or disability) to constitute a majority of such board of directors then in office;

            (iii) upon any merger or consolidation of the Company with or into any Person or any sale, transfer or other conveyance of all or substantially all of the assets of the Company, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction or series of related transactions, any Person (other than a Permitted Holder) is or becomes the owner, directly or indirectly, of more than 35% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee or surviving entity;

            (iv) a sale or disposition (other than a transfer to one or more Wholly Owned Subsidiaries of the Company), whether directly or indirectly, by the Company of all or substantially all of its assets; or

            (v) the pro rata distribution by the Company to its stockholders of substantially all of its assets.

            "Company" means WeightWatchers.com, Inc. (the maker of this Note).

            "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company ending prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

            "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

            "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

            "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event
(i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the Notes.

            "GAAP" means generally accepted accounting principles in the United States in effect as of the Issuance Date.

            "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED, HOWEVER, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

            "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; PROVIDED, HOWEVER, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Subsidiary at the time it becomes a Subsidiary.

            "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

            (i) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

            (ii) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

            (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto);

            (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except trade payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

            (v) all Capitalized Lease Obligations and all Attributable Indebtedness of such Person;

            (vi) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

            (vii) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; PROVIDED, HOWEVER, that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness of such other Persons;

            (viii) all Indebtedness of other Persons to the extent Guaranteed by such Person; and

            (ix) to the extent not otherwise included in this definition, net obligations of such Person under Currency Agreements and Interest Rate Agreements.

      For the avoidance of doubt, the term "Indebtedness" shall not be deemed to include the trade liabilities of any Person.

            "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

            "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person.

            "Issuance Date" means October 1, 2000.

            "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof) whether or not recorded, filed or otherwise perfected under applicable law.

            "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition,
(iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, and (iv) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Subsidiary of the Company after such Asset Disposition.

            "Officers' Certificate" means a certificate signed on behalf of the Company by two officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company that meets the requirements of
Section 8.5.

            "Opinion of Counsel" means a written opinion from legal counsel which and who are reasonably acceptable to, and addressed to, the Holder complying with the requirements of Section 8.5.

            "Permitted Holder" means Artal Luxembourg S.A., the Holder or any of their respective Affiliates.

            "Permitted Investment" means an Investment by the Company or any of its Subsidiaries in:

            (1) any Subsidiary or Person that will, upon the making of the Investment, become or remain a Wholly Owned Subsidiary of the Company (provided the primary business of such Subsidiary is a Related Business);

            (2) any Subsidiary or Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to the Company or a Wholly Owned Subsidiary of the Company (provided such merger, consolidation, transfer or conveyance complies with Section 3.8 above);

            (3) cash and Temporary Cash Investments;

            (4) receivables owing to the Company or any Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms (provided that such trade terms may include concessionary trade terms as the Company or any Subsidiary deems reasonable under the circumstances);

            (5) payroll, travel and similar advances to cover matters that are expected at the time of such advances to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

            (6) stock, obligations or securities received in the settlement of debts created in the ordinary course of business and owing to the Company or any Subsidiary or in the satisfaction of judgments;

            (7) any Person to the extent such Investment represents the non-cash portion of the consideration received for in an Asset Disposition as permitted pursuant to Section 3.5;

            (8) Investments the payment for which consists of Capital Stock of the Company (other than Disqualified Stock); and

            (9) any Investment acquired by the Company or any of its Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such Investment or accounts receivable, or (b) as a result of a foreclosure by the Company or any such Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default.

            "Person" means any individual, corporation (including the Company), partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

            "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

            "Related Business" means any business related, ancillary or complementary to the businesses of the Company's and its Subsidiaries' (i) use of the Weight Watchers trademarks, service marks, trade names, brand names, copyrights, program information, terminology or materials, and/or other intellectual property as provided in any license agreement between the Company (or any Subsidiary) and the Holder, or (ii) provision of services pursuant to any service agreement between the Company (or any Subsidiary) and the Holder.

            "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Subsidiary transfers such property to a Person and the Company or a Subsidiary leases it from such Person.

            "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

            "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

            "Temporary Cash Investments" means any of the following: (i) any Investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof, (ii) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America or any state thereof having capital, surplus and undivided profits aggregating in excess of $250 million and whose long-term debt, or whose parent holding company's long-term debt, is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities
Act), (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) Investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group, (v) Investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc., and
(vi) Investments in mutual funds whose investment guidelines restrict such funds' investments to those satisfying the provisions of clauses (i) through (v) above.

            "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

            "Wholly Owned Subsidiary" means a Subsidiary of the Company all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

      6. LOSS, THEFT, DESTRUCTION OR MUTILATION.

            Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, in the case of such loss, theft or destruction, upon delivery to the Company of an indemnity undertaking reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender of this Note to the Company, the Company will issue a new note, of like tenor and principal amount, in lieu of or in exchange for such lost, stolen, destroyed or mutilated Note. Upon the issuance of any substitute Note, the Company may require the payment to it of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses in connection therewith.

      5. NOTICES AND DEMANDS.

            All notices, demands and other communications provided for in this Note or made under this Note shall be in writing and shall be deemed to have been duly given if delivered by hand (whether by overnight courier or otherwise) or sent by registered or certified mail, return receipt requested, postage prepaid, to the Person to whom it is directed:

            (a)   If to Holder, to it at the following address:

                  Weight Watchers International, Inc.
                  175 Crossways Park West
                  Woodbury, NY  11797-2055
                  Attn:  General Counsel

             (b) If to the Company, to it at the following address:

                  WeightWatchers.com, Inc.
                  888 Seventh Ave., 8th Floor
                  New York, New York 10106
                  Attn: General Counsel

If a party desires to change its address for the purpose of receipt of notice, or to change the person to receive a copy of notice, such notice or change of address or recipient shall be given in the manner specified herein.

      6. PRESENT INTENT. By acceptance of this Note, the Holder acknowledges that this Note is being acquired without a present intention of resale or distribution, and that this Note will not be transferred, pledged or otherwise disposed of by the Holder in the absence of an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or an opinion of counsel (including in-house counsel) reasonably satisfactory to the Company that such registration is, under the circumstances, not required.

      7. MISCELLANEOUS PROVISIONS.

            7.1 NO ORAL MODIFICATIONS. Neither this Note nor any term of this Note may be changed, waived, discharged or terminated orally, but may only be amended or modified by an instrument in writing signed by the Holder and the Company.

            7.2 BINDING EFFECT. This Note shall be binding upon and inure to the benefit of the Company, the Holder of this Note and their respective heirs, successors and assigns.

            7.3 GOVERNING LAW, JURISDICTION; JURY TRIAL WAIVER. This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the borough of Manhattan in the City of New York, or, if such court does not have jurisdiction, the Supreme Court of the State of New York, New York County, for the purposes of any suit, action or other proceeding arising out of this Note. The Company hereby further agrees that service of any process, summons, notice or document by U.S. registered mail to its address set forth in Section 6 shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the parties hereto irrevocably and unconditionally waives, to the extent permitted by applicable law, any objection to the laying of venue of any action, suit or proceeding arising out of this Note in (a) the United States District Court for the Southern District of New York or (b) the Supreme Court of the State of New York, New York County, and hereby further irrevocably and unconditionally waives, to the extent permitted by applicable law, and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. To the extent permitted by applicable law, the Company waives the right to trial by jury in any such action or proceeding.

            7.4 RECOURSE. Recourse under this Note shall be to the assets of the Company only and in no event to the officers, directors or stockholders of the Company.

            7.5 STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Note shall include:

            (1) statement that the Person making such certificate or opinion has read such covenant or condition;

             (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; PROVIDED, HOWEVER, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

            7.6 ASSIGNABILITY. The Holder may sell, assign, transfer or otherwise hypothecate ("Transfer") this Note to any other Person. If any interest in this Note is Transferred in compliance with this Section 8.6, this Note shall be cancelled and the Company shall execute and deliver a new note (in substantially the form of this Note) to each Person to whom an interest in this Note has been Transferred in an aggregate principal amount equal to such Person's interest in this Note.

            7.7 COSTS. The Company will pay all reasonable costs and expenses of collection, including attorneys' fees and disbursements, appraiser's fees and court costs, incurred or paid by the Holder in enforcing this Note, to the extent permitted by law, including all costs and reasonable attorneys' fees incurred in any appeal, bankruptcy proceeding, or other proceeding.

      IN WITNESS WHEREOF, the Company has caused this Note to be executed in its corporate name by its duly authorized officer as of this 10th day of September, 2001.

                                        WEIGHTWATCHERS.COM, INC.


                                        By: /s/ Sharon A. Fordham
                                           -----------------------------------




Agreed and Accepted:

WEIGHT WATCHERS INTERNATIONAL, INC.


By:  /s/ Robert W. Hollweg
   ---------------------------------

                                   SCHEDULE A

                          SCHEDULE OF PRINCIPAL AMOUNT

             The initial principal amount of this Note as of the Issuance Date was $10,355,503. The following decreases/increases in the principal amount of this Note have been made:


-------------------------------------------------------------------------------
                Decrease       Increase       Total Principal        Notation
Date of         in             in             Amount at              Made by
Decrease        Principal      Principal      Maturity               or on
Increase        Amount at      Amount at      Following such         behalf
                Maturity       Maturity       Decrease/Increase      of Holder
-------------------------------------------------------------------------------
10/16/00                       $200,000       $10,555,503
-------------------------------------------------------------------------------
10/25/00                       $300,000       $10,855,503
-------------------------------------------------------------------------------
11/1/00                        $2,700,000     $13,555,503
-------------------------------------------------------------------------------
11/29/00                       $2,500,000     $16,055,503
-------------------------------------------------------------------------------
12/18/00                       $1,100,000     $17,155,503
-------------------------------------------------------------------------------
1/5/01                         $900,000       $18,055,503
-------------------------------------------------------------------------------
1/22/01                        $2,000,000     $20,055,503
-------------------------------------------------------------------------------
2/15/01                        $1,300,000     $21,355,503
-------------------------------------------------------------------------------
3/16/01                        $1,000,000     $22,355,503
-------------------------------------------------------------------------------
4/6/01                         $600,000       $22,955,503
-------------------------------------------------------------------------------
4/23/01                        $544,497       $23,500,000
-------------------------------------------------------------------------------
5/9/01                         $700,000       $24,200,000
-------------------------------------------------------------------------------
6/6/01                         $800,000       $25,000,000
-------------------------------------------------------------------------------
7/9/01                         $700,000       $25,700,000
-------------------------------------------------------------------------------
8/24/01                        $500,000       $26,200,000
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
                Decrease       Increase       Total Principal        Notation
Date of         in             in             Amount at              Made by
Decrease        Principal      Principal      Maturity               or on
Increase        Amount at      Amount at      Following such         behalf
                Maturity       Maturity       Decrease/Increase      of Holder
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------